EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ames National Corporation

Ames, Iowa

We consent to the incorporation by reference in Registration Statement No. 333-146844 on Form S-8 of Ames National Corporation of our reports, dated March 12, 2015 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Ames National Corporation for the years ended December 31, 2014, 2013 and 2012.

/s/ CliftonLarsonAllen LLP

West Des Moines, Iowa

March 12, 2015